Exhibit 99.7

SCHEDULE A

EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers and Directors of Itui

The names of the directors and the names and titles of the executive officers of Itui and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Itui International Inc., Units 1005–1013 & 1019, 10th Floor, Building 2, No.16 Courtyard, East Panxiaoyue River Road, Haidian District, Beijing 100089, the PRC. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Itui.

Name	Present Principal Occupation	Citizenship
Directors:
Jinbo Li	Chairman of the Board of Directors and Executive Director	People’s Republic of China
Wenhui Xu	Executive Director	People’s Republic of China
Hui Duan	Executive Director	People’s Republic of China
Lan Ge	Executive Director	People’s Republic of China
Xiaosong Li	Non-Executive Director	People’s Republic of China
Minjun Wang	Non-Executive Director	People’s Republic of China
Tim T Gong	Non-Executive Director	United States of America
Haojun Li	Non-Executive Director	People’s Republic of China
Shiyu Wang	Non-Executive Director	People’s Republic of China
Chan Liu	Non-Executive Director	People’s Republic of China
Wen Jiang	Non-Executive Director	People’s Republic of China
Tao Zou	Non-Executive Director	People’s Republic of China

Executive Officers:
Jinbo Li	Chief Executive Officer	People’s Republic of China
Hui Duan	Chief Technology Officer	People’s Republic of China
Wenhui Xu	President of Technology	People’s Republic of China
Lan Ge	President of Human Resources	People’s Republic of China

Executive Officers and Directors of Itui Ltd.

The names of the directors and the names and titles of the executive officers of Itui Ltd. and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Itui Ltd., Units 1005–1013 & 1019, 10th Floor, Building 2, No.16 Courtyard, East Panxiaoyue River Road, Haidian District, Beijing 100089, the PRC. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Itui Ltd.

Name	Present Principal Occupation	Citizenship
Directors:
Jinbo Li	Director	People’s Republic of China

Executive Officers:
N/A